UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 28, 2006
PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-22052 (Commission File No.)	65-0202059 (IRS Employer Identification No.)
1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of principal executive offices)
(770) 806-9918
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(b) On August 28, 2006, ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions ( “MedAvant”), accepted the resignation of James H. McGuire from the Board of Directors. Mr. McGuire’s resignation did not relate to any disagreement with MedAvant on any matter related to MedAvant’s operations, policies or practices. Mr. McGuire also served as a member of MedAvant’s Audit Committee and Nominating Committee. No replacement has been named.
      On August 31, 2006, MedAvant accepted the resignation of Thomas E. Hodapp from the Board of Directors. Mr. Hodapp’s resignation did not relate to any disagreement with MedAvant on any matter related to MedAvant’s operations, policies or practices. Mr. Hodapp also served as a member of MedAvant’s Audit Committee, Compensation Committee and Nominating Committee. No replacement has been named.
      A copy of MedAvant’s press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibit.
      (d)      Exhibits

Exhibit No.	Description
99.1	Press release of MedAvant dated September 1, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.

Date:	September 1, 2006	/s/ John G. Lettko

John G. Lettko
President and Chief Executive Officer